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                                                                   Exhibit 23.1
                              CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholder of
   Atlantic Express Transportation Corp.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 25, 1997 relating to the consolidated financial statements of Atlantic Express Transportation Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

New York, New York
December 15, 1997